Exhibit 10.21
F&G Annuities & Life Inc.
801 Grand St., Ste 2600, Des Moines, IA 50309
September 24, 2021

Blackstone ISG-I Advisors L.L.C. 345 Park Avenue New York, New York 10154 Email: robert.young@blackstone.com Attention: Robert Young, Esq.	Fidelity National Financial, Inc. 601 Riverside Avenue Jacksonville, Florida 32204 Email: mgravelle@fnf.com Attention: General Counsel
Amended and Restated Amendment to Investment Management Agreements; IMA Omnibus Termination Side Letter; SMA Fee Agreement and Participation Fee Agreement (this “Restated Amendment”)
Ladies and Gentlemen:
Reference is made to:
(a)    the Investment Management Agreements set forth on Exhibit A (as such agreements may be amended or modified from time to time, the “Investment Management Agreements”) between F&G Annuities & Life Inc., a Delaware corporation (as assignee of CF Bermuda Holdings Limited, a Bermuda exempted company (as successor by merger to FGL Holdings)) (“FGAL”), and/or certain of its current or future subsidiaries that are party to such Investment Management Agreements, and Blackstone ISG-I Advisors L.L.C., a Delaware limited liability company (the “Investment Manager”);
(b)    the Investment Management Agreements Omnibus Letter Agreement, dated June 1, 2020 (as amended, the “IMA Omnibus Termination Side Letter”), by and between the Investment Manager and FGAL (as assignee of CF Bermuda Holdings Limited, a Bermuda exempted company (as successor by merger to FGL Holdings)), and, solely for the purposes of Section 5 thereof, Fidelity National Financial, Inc., a Delaware corporation (“FNF”);
(c)    the Amended and Restated Sub-Manager Fee Agreement, dated June 1, 2020 (the “SMA Fee Agreement”), by and between the Investment Manager, FGAL (as assignee of CF Bermuda Holdings Limited, a Bermuda exempted company (as successor by merger to FGL Holdings)) and, solely for the purposes of Section 3 thereof, FNF;
(d)    the Participation Fee Agreement, dated as of June 1, 2020 (the “Participation Fee Agreement”), by and between the Investment Manager, MVB Management LLC (“MVB”), Chinh E. Chu (“CEC”) and William P. Foley, II (“WPF”); and
(e)    the Amendment to Investment Management Agreements; IMA Omnibus Termination Side Letter; SMA Fee Agreement and Participation Fee Agreement dated August 20, 2021 (the “Prior Amendment”).
This Restated Amendment amends and restates the Prior Amendment in its entirety.
Pursuant to Section 26 of the Investment Management Agreements, Section 11 of the IMA Omnibus Termination Side Letter and Section 9 of the SMA Fee Agreement, this letter amends applicable portions of the Investment Management Agreements, the IMA Omnibus Termination Side Letter and the SMA Fee Agreement as set forth herein. Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Investment

Management Agreements, the IMA Omnibus Termination Side Letter and the SMA Fee Agreement, as applicable.
1.    Extension of Initial Term. The parties hereto acknowledge and agree that as a condition to the effectiveness of the amendments under Section 3:
(a)    Section 2(a) of the IMA Omnibus Termination Side Letter shall be amended and restated as follows:
The “Term” with respect to each Investment Management Agreement will commence on the date first written above, and will (i) initially end on June 1, 2027 (the “Initial Term”) and thereafter (ii) automatically renew on each anniversary (beginning on June 1, 2027) for an additional one (1) year period unless terminated in accordance with Section 2(b) or Section 2(c).
(b)    Section 2(b)(iii) of the IMA Omnibus Termination Side Letter shall be amended and restated as follows:
Beginning on June 1, 2027, and on each anniversary thereafter, to the extent no Valid IMA Termination Notice has been delivered in accordance with this Section 2(b) prior to such date, the Term with respect to each Investment Management Agreement for which no Valid IMA Termination Notice has been delivered shall be extended automatically without any further action or obligation by any persons (including, without limitation, the parties thereto or hereto) for one (1) additional year.
2.    Reduction in Fees Under the Participation Fee Agreement. The parties hereto acknowledge and agree that as a condition to the effectiveness of certain amendments under Section 3, the Participation Fee Agreement shall be amended or the terms thereunder otherwise waived or modified such that, on and after October 1, 2021, the Investment Manager’s obligation to pay the Participation Fee (and any other amounts owed by the Investment Manager under Section 2 of the Participation Fee Agreement) in respect of Aggregate FGAL AUM (as defined below) over $34 billion shall be reduced by fifty percent (50%) (the “Participation Fee Amendment”).
3.    Management Fee.
(a)    Subject to the effectiveness of the extension of the Initial Term as set forth in Section 1 above, and notwithstanding anything to the contrary in the Investment Management Agreements or the IMA Omnibus Termination Side Letter, the “Management Fee” for the services provided pursuant to the Investment Management Agreements, shall be calculated and paid in accordance with Schedule 1 attached hereto effective as of October 1, 2021 (the “Third Amendment Effective Date”). For the avoidance of doubt, Schedule 1 attached hereto shall be deemed to replace Schedule 2 (or such other applicable “management fee schedule”) in each Investment Management Agreement, effective as of the Third Amendment Effective Date.
(b)    Notwithstanding anything to the contrary in this Amendment, FGAL shall continue to pay, or cause to be paid, the fees and other amounts required to be paid under the SMA Fee Agreement. For the avoidance of doubt, nothing herein shall affect the applicable Sub-Manager Fee rates set forth in the SMA Fee Agreement.
4.    Reaffirmation. The parties hereto hereby acknowledge and agree that notwithstanding the execution and delivery of this Amendment, the Investment Management Agreements, the IMA Omnibus Termination Side Letter, the SMA Fee Agreement and the other documents referenced therein and herein shall remain in full force and effect and shall not be affected, impaired or discharged hereby except as otherwise expressly set forth herein.
If the above correctly reflects our understanding and agreement with respect to the foregoing matters, please so confirm by signing a copy of this letter, and returning it to us, in the space provided below.
[Remainder of page intentionally left blank; signature pages follow]

Sincerely,

F&G ANNUITIES & LIFE INC.

By:	/s/ Christopher Blunt
	Name:	Christopher Blunt
	Title:	CEO & President
[Signature Page to Amended and Restated Amendment to
the Amended and Restated Investment Management Agreement Omnibus Termination Side Letter, and
the Amended and Restated Sub-Manager Fee Agreement]

ACCEPTED AND AGREED

BLACKSTONE ISG-I ADVISORS L.L.C.

By:		/s/ Jeffrey Iverson
	Name:	Jeffrey Iverson
	Title:	Managing Director & Chief Operating Officer

FIDELITY NATIONAL FINANCIAL, INC.

By:		/s/ Peter T. Sadowski
	Name:	Peter T. Sadowski
	Title:	Executive Vice President, Chief Legal Officer
[Signature Page to Amended and Restated Amendment to
the Amended and Restated Investment Management Agreement Omnibus Termination Side Letter, and
the Amended and Restated Sub-Manager Fee Agreement]

Exhibit A
Investment Management Agreements
•Second Amended and Restated Investment Management Agreement, dated as of June 1, 2020, by and between FGL US Holdings Inc. and Blackstone ISG-I Advisors L.L.C.
•Second Amended and Restated Investment Management Agreement, dated as of June 1, 2020 by and between Fidelity & Guaranty Life Holdings, Inc. and Blackstone ISG-I Advisors L.L.C.
•Second Amended and Restated Investment Management Agreement, dated as of June 1, 2020 by and between F&G Life Re Ltd (f/k/a F&G Re Ltd) and Blackstone ISG-I Advisors L.L.C.
•Second Amended and Restated Investment Management Agreement, dated as of June 1, 2020 by and between CF Bermuda Holdings Limited and Blackstone ISG-I Advisors L.L.C.
•Second Amended and Restated Investment Management Agreement, dated as of June 1, 2020 by and between Fidelity & Guaranty Life Insurance Company and Blackstone ISG-I Advisors L.L.C.
•Investment Management Agreement, dated as of September 30, 2020 by and between Freestone Re Ltd. and Blackstone ISG-I Advisors L.L.C.
•Investment Management Agreement, dated as of December 16, 2020 by and between F&G Cayman Re Ltd. and Blackstone ISG-I Advisors L.L.C.
•Investment Management Agreement, dated as of January 4, 2021, by and between F&G Annuities & Life, Inc. and Blackstone ISG-I Advisors L.L.C.
•Investment Management Agreement, dated as of July 29, 2021, by and between Fidelity & Guaranty Life Insurance Company, solely with respect to the Company’s separate account relating to the Company’s pension risk transfer business, and Blackstone ISG-I Advisors L.L.C.
•Any New Investment Management Agreements entered into between the Investment Manager and a Subject Company pursuant to Section 5(b) of the Amended and Restated Omnibus Investment Management Agreement Termination Side Letter, dated as of June 1, 2020, by and among F&G Annuities & Life, Inc. (as assignee of CF Bermuda Holdings Limited, a Bermuda exempted company (as successor by merger to FGL Holdings)), Blackstone ISG-I Advisors L.L.C. and Fidelity National Financial, Inc. (solely for purposes of Section 5 thereof).
Ex. A-1

Schedule 1
Management Fee Schedule
Capitalized terms used but not otherwise defined in this Schedule 1 have the meanings ascribed to such terms in the applicable Investment Management Agreement.
1.    Management Fee: In consideration of the services performed under the Agreement, the Company shall pay the Investment Manager a “Management Fee” for each calendar quarter equal to the per annum Average Month-End Management Fee Rate for such quarter of the Average Month-End Net Asset Value.
Effective as of the Third Amendment Effective Date, the Management Fee Rate will be calculated based on the aggregate assets under management of the Company and other subsidiaries of F&G Annuities & Life Inc., a Delaware corporation (as assignee of CF Bermuda Holdings Limited, a Bermuda exempted company (as successor by merger to FGL Holdings)) (“FGAL”) by the Investment Manager, such that the Investment Manager’s per annum Management Fee will be 0.26% of such aggregate assets under management up to $25 billion, 0.24% of such aggregate assets under management above $25 billion and up to $34 billion, and 0.12% in respect of 80% of the aggregate assets under management above $34 billion and 0.24% of the remaining 20% of the aggregate assets under management above $34 billion; provided that, effective immediately upon the effectiveness of the Participation Fee Amendment, the Investment Manager’s per annum Management Fee will be 0.12% of all of the aggregate assets under management above $34 billion. Accordingly, the “Management Fee Rate” for the Account shall, for any calendar month, be equal to:
•if the aggregate month-end net asset values of the Account and each other account of FGAL and its subsidiaries managed by the Investment Manager (in each case) with adjustments for contributions to, or withdrawals from, the Account during such month (“Aggregate FGAL AUM”) are less than or equal to $25 billion, 0.26%;
•if Aggregate FGAL AUM exceeds $25 billion, but is less than or equal to $34 billion, the result of (x) divided by (y), where (x) is equal to the sum of (i) 0.26% multiplied by $25 billion and (ii) 0.24% multiplied by the excess of Aggregate FGAL AUM for such month over $25 billion and where (y) is equal to Aggregate FGAL AUM for such month;
•prior to the execution and delivery of the Participation Fee Amendment in a form reasonably acceptable to the parties hereto in accordance with Section 2, if Aggregate FGAL AUM exceeds $34 billion, the result of (x) divided by (y), where (x) is equal to the sum of (i) 0.26% multiplied by $25 billion, (ii) 0.24% multiplied by $9 billion, (iii) 0.12% multiplied by 80% of the excess of Aggregate FGAL AUM for such month over $34 billion and (iv) 0.24% multiplied by 20% of the excess of Aggregate FGAL AUM for such month over $34 billion and where (y) is equal to Aggregate FGAL AUM for such month; and
•on and after the execution and delivery of the Participation Fee Amendment in a form reasonably acceptable to the parties hereto in accordance with Section 2, if Aggregate FGAL AUM exceeds $34 billion, the result of (x) divided by (y), where (x) is equal to the sum of (i) 0.26% multiplied by $25 billion, (ii) 0.24% multiplied by $9 billion and (iii) 0.12% multiplied by the excess of Aggregate
Sch. 1-1

FGAL AUM for such month over $34 billion and where (y) is equal to Aggregate FGAL AUM for such month.
The “Average Month-End Management Fee Rate” for each calendar quarter shall be the average of the Management Fee Rates for each calendar month end during such calendar quarter.
The “Average Month-End Net Asset Value” for a calendar quarter shall be the average of the month-end net asset values of the Account during such calendar quarter with adjustments for contributions to, or withdrawals from, the Account during such period.
If the period in respect of which a Management Fee is payable is less than a calendar quarter, then the Management Fee shall be pro-rated accordingly.
2.    Valuation. The Custodian shall be responsible for determining the value of the Account and shall submit a proposed valuation of the Account as of each month-end to the Investment Manager. The parties agree to negotiate in good faith as to any objections raised by the Investment Manager about the valuation of assets in the Account for purposes of determining the Management Fee.
3.    Payment of Fees: The Management Fee will be calculated, billed, and paid quarterly in arrears, based on the Average Month-End Management Fee Rate and the Average Month-End Net Asset Value of the Account as of the last business day of each and all of the three calendar months during the relevant quarter, or in the case of any partial quarterly period, the last day of each calendar month during the relevant period and the last business day of such period. Any fee payable by the Company hereunder will be paid by Company within 10 Business Days following receipt by the Company of an invoice for such fee, detailing the calculation of such fee. Upon termination of the Agreement, any outstanding Management Fee shall become immediately payable by the Company.
Sch. 1-2